Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the registration statements on Form S-8 (Reg. No. 333-280017) and Form F-3 (File Nos. 333-286326 and 333-278400) of our report dated March 28, 2025 relating to the financial statements of Tanbreez Mining Greenland A/S, appearing in Critical Metal Corp.’s Current Report on Form 6-K dated March 28, 2025, which is incorporated by reference into this Amendment No. 1 to Critical Metals Corp.’s Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

October 14, 2025